UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2, 2026

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.
Settlement of Underwritten Forward Sale Agreements
As previously disclosed, on March 17, 2025, Entergy Corporation (the “Company”) entered into underwritten forward sale agreements (the “2025 Underwritten Forward Sale Agreements”) with several counterparties relating to an aggregate of 17,796,401 shares of the Company common stock, par value $0.01 per share (the “Common Stock”).
On September 2, 2026, the Company physically settled its then outstanding obligations under the 2025 Underwritten Forward Sale Agreements by delivering an aggregate of 11,145,984 shares of Common Stock in exchange for total cash proceeds of approximately $913 million. After such settlement, the Company has no outstanding obligations under any of the 2025 Underwritten Forward Sale Agreements.
The Company also has underwritten forward sale agreements outstanding that were executed by the Company with several counterparties on May 5, 2026, in connection with the registered underwritten offering of $2.175 billion relating to an aggregate of 19,247,788 shares of the Company Common Stock.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer

Dated: September 2, 2026